ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     INVESCO VARIABLE INVESTMENT FUNDS, INC.


     INVESCO Variable Investment Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, registered as an open-end investment company under the Investment Company Act of 1940, and having its registered office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: By unanimous approval of a consent resolution effective October 4, 1993, the board of directors of the Corporation has changed the names of the two classes of shares of common stock of the Corporation initially designated as the Industrial Income Fund and the Total Return Fund and has designated such initial classes of shares as the INVESCO VIF-Industrial Income Portfolio and the INVESCO VIF-Total Return Portfolio, respectively, has created two additional classes of shares of common stock of the Corporation designated as the INVESCO VIF-High Yield Portfolio and INVESCO VIF-Utilities Portfolio, respectively, and has classified and allocated shares of the Corporation's common stock among each of its designated classes, including the two new designated classes, as follows:

            Class                               Shares of Common Stock

INVESCO VIF-Industrial Income Portfolio               100,000,000
INVESCO VIF-Total Return Portfolio                    100,000,000
INVESCO VIF-High Yield Portfolio                      100,000,000
INVESCO VIF-Utilities Portfolio                       100,000,000

     SECOND: Shares of each class have been duly classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

     THIRD:  A  description  of the common stock so  classified,  including  the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Corporation.

     FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     FIFTH: The undersigned, the president of the Corporation, who is executing on behalf of the Corporation the foregoing Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name of and on behalf of the Corporation, that the foregoing Articles Supplementary are the corporate act of the Corporation and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Variable Investment Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its president and witnessed by its secretary on the 22nd day of October, 1993.


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     These  Articles  Supplementary  shall be effective  upon  acceptance by the
Maryland State Department of Assessments and Taxation.

                              INVESCO VARIABLE INVESTMENT FUNDS, INC.



                              By:   /s/ Dan J. Hesser
                                   -------------------------
                                    Dan J. Hesser, President

ATTEST:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

     I, Terri L. Smedra, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Dan J. Hesser, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

     Given my hand and official seal this 22nd day of October, 1993.



                                  /s/ Terri L. Smedra
                                  -------------------------
                                  Notary Public

                                  Address:    7800 E. Union Avenue
                                              Denver, Colorado 80237

My Commission Expires: March 2, 1996.